Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement of Intermet Corporation on Form S-8 pertaining to the Intermet Corporation Executive Stock Option and Incentive Award Plan of our report dated January 26, 2000, with respect to the consolidated financial statements of Intermet Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Detroit, Michigan
July 10, 2000

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